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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 1996 on the Consolidated Financial Statements of UUNET Technologies, Inc. included in this Form 8-K/A, into WorldCom, Inc.'s previously filed registration statements on Forms S-3 (File Nos. 33-63810, 33-71516, 33-71510, 33-87514, 33-77964, 33-87516 and 33-58719) and on Forms S-8
(File Nos. 33-69322, 33-71450, 33-52168, 33-89072, 333-02115 and 333-10349).

                                                ARTHUR ANDERSEN LLP

Washington, D.C.
November 1, 1996